EXHIBIT 99.1

Stacey Dwyer, EVP 301 Commerce Street, Ste. 500, Fort Worth, Texas 76102 817-390-8200 February 7, 2008

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2008 FIRST QUARTER RESULTS

FORT WORTH, TEXAS—D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported a net loss for its first fiscal quarter ended December 31, 2007 of $128.8 million, or $0.41 per diluted share. The quarterly results included $245.5 million in pre-tax charges to cost of sales for inventory impairments and write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. Net income for the same quarter of fiscal 2007 was $109.7 million, or $0.35 per diluted share. Homebuilding revenue for the first quarter of fiscal 2008 totaled $1.7 billion, compared to $2.8 billion in the same quarter of fiscal 2007. Homes closed totaled 6,549 homes, compared to 10,202 homes in the year ago quarter.

The Company’s sales order backlog of homes under contract at December 31, 2007 was 8,138 homes ($2.0 billion), compared to 16,694 homes ($4.7 billion), at December 31, 2006. Net sales orders for the quarter totaled 4,245 homes ($0.9 billion), compared to 8,771 homes ($2.3 billion) for the same quarter of fiscal 2007. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2008 was 44%.

The Company reported $558 million in net cash provided by operating activities in the quarter ended December 31, 2007. The two main sources of cash from operating activities were a reduction in inventories of $476 million and a decrease in mortgage loans held for sale of $278 million. The main use of cash in operating activities was a reduction in accounts payable, accrued expenses and other liabilities of $296 million. In financing activities, cash was used to reduce the balance on the homebuilding revolving credit facility from $150 million to $0, repay the $215 million senior notes which matured in December 2007 and reduce financial services debt by $282 million, for a total of $647 million of debt reductions during the quarter.

The Company will host a conference call today (Thursday, February 7th) at 9 a.m. ET. The dial-in number is 800-374-9096, and the call will also be webcast from www.drhorton.com on the “Investor Relations” page.

Donald R. Horton, Chairman of the Board, said, “Market conditions remained challenging in our December quarter as inventory levels of both new and existing homes remained high while pricing remained very competitive. Lending standards continue to be more restrictive than during the previous year, and buyers continued to approach the home buying decision cautiously. We expect the housing environment to remain challenging.

“Despite these challenging conditions, we continue to focus on reducing inventory, generating cash flow from operations, controlling costs and reducing outstanding debt as we work to adjust our inventories to appropriate levels relative to housing demand. We reduced both our owned lots and our homes in residential inventory by more than 10% from September 30, 2007. As we focus on inventory reduction and capital preservation, our goal for fiscal 2008 is to generate at least $1 billion in cash flow from operations. We made an excellent start on this goal by generating over $550 million in cash flow from operations in our first quarter, primarily driven by $476 million in cash generated by reducing our inventories.”

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 41,000 homes in its fiscal year ended September 30, 2007. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 82 markets in 27 states in the Northeast, Midwest, Southeast, South Central, Southwest, California and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include our expectation for the housing environment to remain challenging; our continued

focus on reducing inventory and preserving capital, generating cash flow from operations, controlling costs and reducing outstanding debt; adjusting inventories to appropriate levels relative to housing demand; and our goal to generate at least $1 billion in cash flow from operations in fiscal 2008. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: further deterioration in industry conditions; the reduction of liquidity in the financial markets; limitations on our strategies in responding to adverse conditions in the industry; changes in general economic, real estate, construction and other business conditions; changes in interest rates, the availability of mortgage financing or other costs of owning a home; the effects of governmental regulations and environmental matters; our substantial debt; competitive conditions within our industry; the availability of capital; our ability to effect any future growth strategies successfully; and the uncertainties inherent in home warranty and construction defect claims matters. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly report on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.DRHORTON.com

D.R. HORTON, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,
	2007	2006
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$1,607.0	$2,761.1
Land/lot sales	100.6	40.4

	1,707.6	2,801.5

Cost of sales:
Home sales	1,377.9	2,246.9
Land/lot sales	82.6	32.9
Inventory impairments and land option cost write-offs	245.5	77.7

	1,706.0	2,357.5

Gross profit:
Home sales	229.1	514.2
Land/lot sales	18.0	7.5
Inventory impairments and land option cost write-offs	(245.5)	(77.7)

	1.6	444.0

Selling, general and administrative expense	213.1	295.3
Other (income)	(1.7)	(1.1)

Operating income (loss) from Homebuilding	(209.8)	149.8

Financial Services:
Revenues	35.0	66.5
General and administrative expense	30.5	45.0
Interest expense	1.3	9.7
Interest and other (income)	(3.7)	(15.3)

Operating income from Financial Services	6.9	27.1

Income (loss) before income taxes	(202.9)	176.9
Provision for (benefit from) income taxes	(74.1)	67.2

Net income (loss)	$(128.8)	$109.7

Basic:
Net income (loss) per share	$(0.41)	$0.35

Weighted average number of common shares	315.0	313.4

Diluted:
Net income (loss) per share	$(0.41)	$0.35

Weighted average number of common shares	315.0	315.6

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$58.0	$53.0

Depreciation and amortization	$14.9	$15.7

Interest incurred	$62.8	$87.7

D.R. HORTON, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2007	September 30, 2007
ASSETS	(In millions)
Homebuilding:
Cash and cash equivalents	$90.4	$228.3
Inventories:
Construction in progress and finished homes	2,937.4	3,346.8
Residential land and lots—developed and under development	4,673.5	5,334.7
Land held for development	886.8	540.1
Land inventory not owned	88.6	121.9

	8,586.3	9,343.5
Property and equipment, net	99.9	110.2
Deferred income taxes	940.0	863.8
Earnest money deposits and other assets	258.8	291.2
Goodwill	95.3	95.3

	10,070.7	10,932.3

Financial Services:
Cash and cash equivalents	38.7	41.3
Mortgage loans held for sale	245.1	523.5
Other assets	46.5	59.2

	330.3	624.0

	$10,401.0	$11,556.3

LIABILITIES
Homebuilding:
Accounts payable	$358.6	$566.2
Accrued expenses and other liabilities	849.9	933.3
Notes payable	3,618.3	3,989.0

	4,826.8	5,488.5

Financial Services:
Accounts payable and other liabilities	16.1	24.7
Notes payable	105.9	387.8

	122.0	412.5

	4,948.8	5,901.0

Minority interests	38.1	68.4

STOCKHOLDERS’ EQUITY
Common stock	3.2	3.2
Additional capital	1,696.6	1,693.3
Retained earnings	3,810.0	3,986.1
Treasury stock, at cost	(95.7)	(95.7)

	5,414.1	5,586.9

	$10,401.0	$11,556.3

D.R. HORTON, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

Three Months Ended December 31, 2007
(In millions)
Operating Activities
Net loss	$(128.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14.9
Amortization of debt discounts and fees	1.6
Stock option compensation expense	2.7
Income tax benefit from stock option exercises	(0.2)
Deferred income taxes	(76.2)
Inventory impairments and land option cost write-offs	245.5
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	313.1
Decrease in residential land and lots — developed, under development, and held for development	162.8
Decrease in earnest money deposits and other assets	40.2
Decrease in mortgage loans held for sale	278.4
Decrease in accounts payable, accrued expenses and other liabilities	(296.3)

Net cash provided by operating activities	557.7

Investing Activities
Purchases of property and equipment	(4.1)

Net cash used in investing activities	(4.1)

Financing Activities
Proceeds from notes payable	110.0
Repayment of notes payable	(757.4)
Proceeds from stock associated with certain employee benefit plans	0.4
Income tax benefit from stock option exercises	0.2
Cash dividends paid	(47.3)

Net cash used in financing activities	(694.1)

Decrease in Cash and Cash Equivalents	(140.5)
Cash and cash equivalents at beginning of period	269.6

Cash and cash equivalents at end of period	$129.1

D.R. HORTON, INC.

($’s in millions)

NET SALES ORDERS

	Three Months Ended December 31,
	2007		2006
	Homes	Value	Homes	Value

Northeast	344	$88.9	789	$212.3

Midwest	297	80.7	840	235.7

Southeast	581	107.7	1,372	321.6

South Central	1,585	277.3	1,923	348.5

Southwest	752	143.1	1,825	351.1

California	371	125.9	1,336	572.7

West	315	102.5	686	251.0

	4,245	$926.1	8,771	$2,292.9

HOMES CLOSED

	Three Months Ended December 31,
	2007		2006
	Homes	Value	Homes	Value

Northeast	600	$157.9	1,001	$259.7

Midwest	523	156.6	948	281.4

Southeast	930	211.9	1,489	365.4

South Central	1,904	344.6	2,522	450.6

Southwest	1,509	331.9	1,850	426.4

California	667	258.5	1,583	695.6

West	416	145.6	809	282.0

	6,549	$1,607.0	10,202	$2,761.1

SALES ORDER BACKLOG

	As of December 31,
	2007		2006
	Homes	Value	Homes	Value

Northeast	938	$237.6	2,016	$539.8

Midwest	374	116.2	929	296.5

Southeast	849	205.5	2,031	590.1

South Central	2,374	428.8	3,614	675.7

Southwest	2,441	517.7	5,366	1,342.2

California	645	298.3	1,841	918.8

West	517	209.4	897	353.8

	8,138	$2,013.5	16,694	$4,716.9